Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-117654 of Alliant Energy Corporation on Form S-8 of our report dated June 22, 2011, appearing in this Annual Report on Form 11-K of Alliant Energy Corporation 401(k) Savings Plan for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Milwaukee, WI
June 22, 2011

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